U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

SEPTEMBER 20, 2012, (SEPTEMBER 14, 2012)
Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO	84-0872291
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO	80228
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of Shareholders of Mesa Laboratories, Inc. was held on September 14, 2012.  Of the 3,345,895 Shares entitled to vote, 2,917,175 were represented either in person or by proxy.  Seven Directors were elected to serve until the next Annual Meeting of Shareholders.  The appointment of Ehrhardt, Keefe, Steiner & Hottman, PC (EKS&H) as the Company’s independent public accountants for fiscal 2013 (the “Ratification of Auditors Proposal”) was approved.  The amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock from 8,000,000 to 25,000,000 (the “Amendment to the Articles of Incorporation Proposal”) was approved.

The seven directors elected were:

	FOR	WITHHELD	BROKER NON-VOTES
Michael T. Brooks	2,393,140	26,389	497,646
H. Stuart Campbell	2,389,680	29,849	497,646
Robert V. Dwyer	2,386,278	33,251	497,646
Evan C. Guillemin	2,392,047	27,482	497,646
Luke R. Schmieder	2,088,627	330,902	497,646
John J. Sullivan, Ph.D.	2,399,117	20,412	497,646
David M. Kelly	2,390,946	28,583	497,646

The appointment of Ehrhardt, Keefe, Steiner & Hottman, PC (EKS&H) as the Company’s independent public accountants for fiscal 2013 (the “Ratification of Auditors Proposal”) was approved by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

2,896,088	16,484	4,603	—

The amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock from 8,000,000 to 25,000,000 (the “Amendment to the Articles of Incorporation Proposal”) was approved by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

2,070,695	843,630	1,719	1,131

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES, INC. (Issuer)

DATED: September 20, 2012	BY:	/s/ John J. Sullivan, Ph.D.
John J. Sullivan, Ph.D.
Chief Executive Officer,
President and Director